For U.S. Persons:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

For Non-U.S. Persons who have acquired
these securities pursuant to Regulation S:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO
THE COMPANY.


                                     WARRANT
                      To Purchase Shares of Common Stock of
                            Computron Software, Inc.


         THIS HEREBY CERTIFIES that, for value received, ___________ (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Computron Software, Inc., a Delaware corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at the purchase price per Share as set forth in Section 1(a) below ("Exercise Price"). The number of Shares and Exercise Price are subject to adjustment as provided in
Section 10 hereof. This Warrant is one of a series of Warrants (the "Warrants") issued to certain investors pursuant to that certain Securities Purchase Agreement, dated as of December 30, 1997 (the "Securities Purchase Agreement"), by and between the Company and such certain investors.

1.       Number of Shares; Exercise Price; Term.

         (a) Subject to adjustments as provided herein, this Warrant is exercisable for _____ shares (the "Shares") of the Company's Common Stock at a purchase price of $3.00 per Share.

         (b) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during a term commencing on the date hereof and ending 5:00 p.m. Eastern Standard Time on December 31, 2002.

2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no consent shall be required for any assignment, transfer, pledge or other disposition of this Warrant in a transaction involving the distribution without consideration of this Warrant by the Holder to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of this Warrant by a corporation to any subsidiary, parent or affiliated corporation of such corporation, and which transaction is not in violation of applicable federal and state securities laws; provided in each case that the Holder shall give written notice to the Company of its intention to effect such transfer, sale, assignment, pledge or other disposition. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The Investor will cause any such proposed purchaser, assignee, transferee or pledgee of this Warrant to agree to take and hold such Warrant subject to the provisions and upon the conditions specified in this Warrant and the Securities Purchase Agreement.

3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder hereof, at the principal executive offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to
Section 4 hereof, upon payment of the purchase price of the Shares thereby purchased (i) in cash or check acceptable to the Company or (ii) solely with respect to Investors who are original parties to the Securities Purchase Agreement, by "cashless" or "net issue" exercise by specifying the number of Shares to be delivered to the Holder and the number of Shares deemed to be surrendered in payment of the Exercise Price, the holder of this Warrant shall be entitled to receive a certificate for the number of Shares so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portions of this Warrant. For purposes of a "cashless" or "net issue" exercise, all Shares deemed to be surrendered will be attributed a value equal to (x) the average closing price per share on the American Stock Exchange or other securities exchange or market for the five (5) trading days prior to exercise minus (y) the Exercise Price. In the event shares of the Company's Common Stock are not traded on a securities exchange or market, the Board of Directors of the Company shall determine the current market price of the Shares surrendered on the basis of its diligent, good faith judgment. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the Shares so purchased shall be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised.

         Certificates for Shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional Share (as mutually determined by the Company and the holder) or (ii) a whole Share if the holder tenders the Exercise Price for one whole Share.

5. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for Shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the principal offices of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays. etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10. Adjustments of Rights. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger. If at any time there shall be a reorganization or recapitalization, a merger or consolidation of the Company with or into another entity or a merger or consolidation of another entity with or into the Company, then, as a part of any such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities, or property (including without limitation cash), as the case may be, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, recapitalization, merger or consolidation.

         (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other (or the same) class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

         (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a stock dividend, split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d) Spinoffs or Other Distributions of Securities. In the event that the Company consummates a spinoff of any of its subsidiaries, assets or operations or otherwise makes a distribution to its stockholders of any property or securities other than Common Stock of the Company, the holder of this Warrant may, but shall not be obligated to, exchange this Warrant for the warrants specified in Section 5.5 of the Securities Purchase Agreement.

11.      Notice of Record Dates; etc.

         (a) If the Company shall fix a record date of the holders of Common Stock (or other stock or securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right, or

         (b) in the event of any event referred to in Section 10, any commencement of any tender offer to purchase a majority of the Common Stock of the Company, or the consummation of any transfer of all or substantially all of the assets of the Company to another entity, or

         (c) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any such event, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (ii) the date on which a record is to be taken for the purpose of voting on or approving such events referred to in clauses (b) and (c) above, if applicable, and (iii) the approximate date on which any such event is then expected to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon exercise of this Warrant) shall be entitled to exchange their Shares (or such other stock or securities) for securities, cash or other property payable or deliverable upon such event. The Company shall use its reasonable efforts to mail such notice at least twenty-one (21) days prior to the date therein specified, if practicable.

12. Notice of Adjustments. Whenever the Exercise Price or number or type of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number and type of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail), postage prepaid) to the holder of this Warrant.

13. Covenant to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of Shares, if any, deliverable upon exercise of this Warrant and shall, at its own expense, take all such actions and attain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon exercise of this Warrant.

14. Miscellaneous.

         (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

         (b) Restrictions. (i) For U.S. Persons:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                  (ii) For Non-U.S. Persons who have acquired these securities pursuant to Regulation S:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY.

         (c) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of the Warrants exercisable for a majority of the Shares (or other securities or property, as the case may be) then issuable upon exercise of the then outstanding Warrants.

         (d) Assignment. This Warrant shall be binding upon the successors and assigns of the Company.

         (e) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon delivery to the address of the party to be notified by overnight courier at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

         IN WITNESS WHEREOF, Computron Software, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  December 31, 1997


                                       Computron Software, Inc.,
                                       a Delaware corporation


                                       By:_____________________________________
                                          Michael R. Jorgensen
                                          Executive Vice President and
                                            Chief Financial Officer



                                       HOLDER


                                       By:_____________________________________
                                       Name of Holder:_________________________
                                       Name of Signatory:______________________
                                       Title of Signatory:_____________________



                                       Signature:_______________________________
                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                       NOTICE OF EXERCISE FOR U.S. PERSONS



To:      Computron Software, Inc.

         1. The undersigned hereby elects to purchase ______ shares of Common Stock ("Stock") of Computron Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

         (b) Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:


                                        ______________________________________
                                        [Name]

         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                        ______________________________________
                                        [Name]
                                        [Tax Identification No.]




_____________________________           ______________________________________
[Date]                                  [Signature]

                     NOTICE OF EXERCISE FOR NON-U.S. PERSONS


To:      Computron Software, Inc.

         1. The undersigned hereby elects to purchase ______ shares of Common Stock ("Stock") of Computron Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The undersigned hereby represents and warrants to the Company that
(i) it is not a "U.S. Person," as such term is defined in Rule 902(o) of the U.S. Securities Act of 1933, as amended (the "Act"); (ii) the Warrant is not being exercised on behalf of any U.S. Person; (iii) the Warrant is not being exercised within the United States; and (iv) the shares of Stock to be delivered upon exercise of the Warrant will not be delivered within the United States.

         3. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         4. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR
                  OUTSIDE THE UNITED STATES WITHIN THE MEANING OF
                  REGULATION S UNDER THE SECURITIES ACT.  THESE SECURITIES

                  MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

         (b) "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST
                  DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE
                  COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY,
                  (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
                  (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE
                  SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR
                  (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY."

         (c)      Any legend required by applicable state law.

         6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:



                                        ______________________________________
                                        [Name]

         7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                        ______________________________________
                                        [Name]
                                        [Tax Identification No.]


____________________________            ______________________________________
[Date]                                  [Signature]

                                 ASSIGNMENT FORM


         (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



________________________________________________________
                    (Please Print)


whose address is________________________________________
                          (Please Print)



                                                  Dated: ______________________


         Holder's Signature:___________________________

         Holder's Address:_____________________________

                          _____________________________


Signature Guaranteed:______________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.